Exhibit 99.1

Strategic Education, Inc. Reports Third Quarter 2021 Results

HERNDON, Va.--(BUSINESS WIRE)--November 4, 2021--Strategic Education, Inc. (Strategic Education) (NASDAQ: STRA) today announced financial results for the period ended September 30, 2021.

“While conditions in the U.S. Higher Education segment continue to be challenged due primarily to pandemic-related impacts, we are encouraged by strong performance in our Alternative Learning segment, and by the potential for reopening of the Australia borders for international students by the end of the year,” said Karl McDonnell, Chief Executive Officer of Strategic Education. “We remain committed to the success of our students and to our mission to enable economic mobility.”

STRATEGIC EDUCATION CONSOLIDATED RESULTS

[Note: Strategic Education’s financial results for any periods ended prior to November 3, 2020 do not include the financial results of the Australia/New Zealand acquisition and are therefore not directly comparable.]

Three Months Ended September 30

  Revenue increased 13.0% to $270.1 million compared to $239.0 million for the same period in 2020. Adjusted revenue, which is a non-GAAP financial measure and excludes a foreign currency exchange impact, increased 13.3% to $270.7 million compared to $239.0 million for the same period in 2020. For more details on non-GAAP financial measures, refer to the information in the Non-GAAP Financial Measures section of this press release.
  Income from operations was $7.3 million or 2.7% of revenue, compared to $15.4 million or 6.5% of revenue for the same period in 2020. Adjusted income from operations, which is a non-GAAP financial measure, was $20.8 million in 2021 compared to $37.8 million for the same period in 2020. The adjusted operating income margin, which is a non-GAAP financial measure, was 7.7% compared to 15.8% for the same period in 2020.
  Net income was $3.9 million in 2021 compared to $11.0 million for the same period in 2020. Adjusted net income, which is a non-GAAP financial measure, was $14.2 million compared to $27.4 million for the same period in 2020.
  Adjusted EBITDA, which is a non-GAAP financial measure, was $38.7 million compared to $52.4 million for the same period in 2020.
  Diluted earnings per share was $0.16 compared to $0.47 for the same period in 2020. Adjusted diluted earnings per share, which is a non-GAAP financial measure, decreased to $0.59 from $1.18 for the same period in 2020. Diluted weighted average shares outstanding increased to 24,113,000 from 23,214,000 for the same period in 2020, due primarily to new shares issued to facilitate the acquisition of Torrens University and associated assets in Australia and New Zealand.

U.S. Higher Education Segment Highlights

  The U.S. Higher Education segment (USHE) is comprised of Strayer University and Capella University.
  For the third quarter, student enrollment within USHE decreased 12.9% to 77,574 compared to 89,042 for the same period in 2020.
  For the third quarter, FlexPath enrollment was 19% of USHE enrollment compared to 14% for the same period in 2020.
  Revenue decreased 16.7% to $191.9 million in the third quarter of 2021 compared to $230.3 million for the same period in 2020, driven by lower third quarter enrollment and lower revenue-per-student.
  Income from operations decreased to $5.2 million in the third quarter of 2021 from $33.7 million for the same period in 2020. The operating income margin was 2.7%, compared to 14.6% for the same period in 2020.
  Strayer University has now reopened 46 campuses that had been closed during the COVID-19 pandemic, and the majority of remaining campuses are expected to be reopened by the end of 2021.

Alternative Learning Segment Highlights

  The Alternative Learning segment is comprised primarily of Employer Solutions, Sophia Learning, and Workforce Edge.
  For the third quarter, employer affiliated enrollment was 21.1% of USHE enrollment compared to 18.3% for the same period in 2020.
  As of September 30, 2021, Workforce Edge had a total of 22 corporate agreements, collectively employing approximately 430,000 employees.
  Revenue increased 48.7% to $13.0 million in the third quarter of 2021 compared to $8.7 million for the same period in 2020, driven by growth in Sophia Learning subscriptions and employer affiliated enrollment.
  Income from operations increased to $5.2 million in the third quarter of 2021 from $4.1 million for the same period in 2020. The operating income margin was 40.0%, compared to 47.2% for the same period in 2020.

Australia/New Zealand Segment Highlights

  The Australia/New Zealand segment (ANZ) is comprised of Torrens University, Think Education, and Media Design School.
  For the third quarter, student enrollment within ANZ was 18,188.
  Revenue was $65.2 million in the third quarter of 2021, and adjusted revenue, which is a non-GAAP financial measure, was $65.9 million.
  Income from operations was $10.4 million or 15.9% of revenue in the third quarter of 2021, and adjusted income from operations, which is a non-GAAP financial measure, was $10.4 million or 15.8% of adjusted revenue.

BALANCE SHEET AND CASH FLOW

At September 30, 2021, Strategic Education had cash, cash equivalents, and marketable securities of $305.0 million, and $141.6 million outstanding under its revolving credit facility. For the first nine months of 2021, cash provided by operations was $161.2 million compared to $158.8 million for the same period in 2020. Capital expenditures for the first nine months of 2021 were $33.6 million compared to $34.8 million for the same period in 2020. Capital expenditures for 2021 are expected to be between $45 million and $50 million.

For the third quarter of 2021, consolidated bad debt expense as a percentage of revenue was 3.8%, compared to 4.7% of revenue for the same period in 2020.

COMMON STOCK CASH DIVIDEND

Strategic Education announced today that it declared a regular, quarterly cash dividend of $0.60 per share of common stock. This dividend will be paid on December 6, 2021 to shareholders of record as of November 29, 2021.

CONFERENCE CALL WITH MANAGEMENT

Strategic Education will host a conference call to discuss its third quarter 2021 results at 10:00 a.m. (ET) today. To participate in the live call, investors should dial (877) 303-9047 ten minutes prior to the start time. In addition, the call will be available via webcast. To access the live webcast of the conference call, please go to www.strategiceducation.com in the Investor Relations section 15 minutes prior to the start time of the call to register. An earnings release presentation will also be posted to www.strategiceducation.com in the Investor Relations section. Following the call, the webcast will be archived and available at www.strategiceducation.com in the Investor Relations section.

About Strategic Education, Inc.

Strategic Education, Inc. (NASDAQ: STRA) (www.strategiceducation.com) is dedicated to helping advance economic mobility through higher education. We primarily serve working adult students globally through our core focus areas: 1) U.S. Higher Education, including Strayer University and Capella University, each institutionally accredited, and collectively offer flexible and affordable associate, bachelor’s, master’s, and doctoral programs including the Jack Welch Management Institute at Strayer University, and non-degree web and mobile application development courses through Strayer University’s Hackbright Academy and Devmountain; 2) Alternative Learning, encompassing Employer Solutions, developing and maintaining relationships with large employers; Workforce Edge, a full service, online employee education management platform; Sophia Learning, self-paced general education courses that are ACE-recommended for college credit; and Digital Enablement Partnerships, helping advance capabilities in course development, online delivery, and student support; and 3) Australia/New Zealand, comprised of Torrens University, Think Education, and Media Design School that collectively offer certificate and degree programs in Australia and New Zealand. This portfolio of high quality, innovative, relevant, and affordable programs and institutions helps our students prepare for success in today’s workforce and find a path to bettering their lives.

Forward-Looking Statements

This communication contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by the use of words such as “expect,” “estimate,” “assume,” “believe,” “anticipate,” “may,” “will,” “forecast,” “outlook,” “plan,” “project,” “potential” and other similar words, and include all statements that are not historical facts, including with respect to, among other things, the future financial performance and growth opportunities of Strategic Education; Strategic Education’s plans, strategies and prospects; and future events and expectations. The statements are based on Strategic Education’s current expectations and are subject to a number of assumptions, uncertainties and risks, including but not limited to:

  the pace of student enrollment;
  Strategic Education’s continued compliance with Title IV of the Higher Education Act, and the regulations thereunder, as well as other federal laws and regulations, institutional accreditation standards and state regulatory requirements;
  rulemaking by the Department of Education and increased focus by the U.S. Congress on for-profit education institutions;
  competitive factors;
  risks associated with the further spread of COVID-19, including the ultimate impact of COVID-19 on people and economies;
  the impact of regulatory measures or voluntary actions that may be put in place to limit the spread of COVID-19, including restrictions on business operations or social distancing requirements;
  risks associated with the opening of new campuses;
  risks associated with the offering of new educational programs and adapting to other changes;
  risks associated with the acquisition of existing educational institutions, including in the case of Strategic Education’s acquisition of Torrens University and associated assets in Australia and New Zealand, the risk that the benefits of the acquisition may not be fully realized or may take longer to realize than expected, and the risk that the acquisition may not advance Strategic Education’s business strategy and growth strategy;
  risks relating to the timing of regulatory approvals;
  Strategic Education’s ability to implement its growth strategy;
  the risk that the combined company may experience difficulty integrating employees or operations;
  risks associated with the ability of Strategic Education’s students to finance their education in a timely manner;
  general economic and market conditions; and
  additional factors described in Strategic Education’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Many of these risks, uncertainties and assumptions are beyond Strategic Education’s ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, these forward-looking statements speak only as of the information currently available to Strategic Education on the date they are made, and Strategic Education undertakes no obligation to update or revise forward-looking statements, except as required by law. Actual results may differ materially from those projected in the forward-looking statements.

STRATEGIC EDUCATION, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)

	For the three months ended September 30,		For the nine months ended September 30,
	2020	2021	2020	2021
Revenues	$239,026	$270,078	$760,159	$859,587
Costs and expenses:
Instructional and support costs	127,174	153,651	385,654	459,394
General and administration	74,069	95,714	210,596	275,954
Amortization of intangible assets	15,417	8,932	46,251	47,731
Merger and integration costs	2,920	1,111	7,858	4,060
Restructuring costs	4,024	3,322	4,024	26,400
Total costs and expenses	223,604	262,730	654,383	813,539
Income from operations	15,422	7,348	105,776	46,048
Other income (expense)	912	(1,848)	4,674	1,076
Income before income taxes	16,334	5,500	110,450	47,124
Provision for income taxes	5,374	1,646	30,099	13,717
Net income	$10,960	$3,854	$80,351	$33,407
Earnings per share:
Basic	$0.48	$0.16	$3.62	$1.39
Diluted	$0.47	$0.16	$3.58	$1.38
Weighted average shares outstanding:
Basic	23,004	23,948	22,193	23,966
Diluted	23,214	24,113	22,432	24,131

STRATEGIC EDUCATION, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	December 31, 2020	September 30, 2021
ASSETS
Current assets:
Cash and cash equivalents	$187,509	$274,774
Marketable securities	7,557	2,632
Tuition receivable, net	50,169	87,123
Income taxes receivable	1,429	—
Assets held for sale	—	2,167
Other current assets	39,458	39,785
Total current assets	286,122	406,481
Property and equipment, net	158,854	147,246
Right-of-use lease assets	120,687	121,818
Marketable securities, non-current	30,270	27,567
Intangible assets, net	326,420	278,365
Goodwill	1,318,526	1,280,221
Other assets	54,928	54,424
Total assets	$2,295,807	$2,316,122

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$104,742	$103,383
Income taxes payable	—	2,622
Contract liabilities	60,501	123,906
Lease liabilities	34,809	25,737
Total current liabilities	200,052	255,648
Long-term debt	141,823	141,593
Deferred income tax liabilities	53,407	41,024
Lease liabilities, non-current	106,151	139,031
Other long-term liabilities	46,055	43,770
Total liabilities	547,488	621,066
Commitments and contingencies
Stockholders’ equity:
Common stock, par value $0.01; 32,000,000 shares authorized; 24,418,939 and 24,600,479 shares issued and outstanding at December 31, 2020 and September 30, 2021, respectively	244	246
Additional paid-in capital	1,519,549	1,525,189
Accumulated other comprehensive income	48,880	1,956
Retained earnings	179,646	167,665
Total stockholders’ equity	1,748,319	1,695,056
Total liabilities and stockholders’ equity	$2,295,807	$2,316,122

STRATEGIC EDUCATION, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	For the nine months ended September 30,
	2020	2021
Cash flows from operating activities:
Net income	$80,351	$33,407
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on sale of marketable securities	—	781
Gain on sale of property and equipment	—	(681)
Amortization of deferred financing costs	250	414
Amortization of investment discount/premium	108	55
Depreciation and amortization	78,189	88,188
Deferred income taxes	(12,867)	(12,197)
Stock-based compensation	10,759	12,714
Impairment of right-of-use lease assets	453	18,914
Changes in assets and liabilities:
Tuition receivable, net	(1,224)	(38,490)
Other assets	(8,684)	(6,106)
Accounts payable and accrued expenses	681	(253)
Income taxes payable and income taxes receivable	10,674	4,050
Contract liabilities	4,540	66,022
Other liabilities	(4,444)	(5,655)
Net cash provided by operating activities	158,786	161,163

Cash flows from investing activities:
Purchases of property and equipment	(34,787)	(33,632)
Purchases of marketable securities	(1,863)	—
Proceeds from marketable securities	22,868	9,300
Proceeds from sale of property and equipment	—	4,328
Other investments	(768)	(589)
Net cash used in investing activities	(14,550)	(20,593)

Cash flows from financing activities:
Net proceeds from issuance of common stock	220,248	—
Common dividends paid	(41,305)	(44,289)
Net payments for stock awards	(24,778)	(2,283)
Repurchase of common stock	(247)	(5,905)
Net cash provided by (used in) financing activities	153,918	(52,477)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	—	(3,280)
Net increase in cash, cash equivalents, and restricted cash	298,154	84,813
Cash, cash equivalents, and restricted cash — beginning of period	420,497	202,020
Cash, cash equivalents, and restricted cash — end of period	$718,651	$286,833

STRATEGIC EDUCATION, INC.
UNAUDITED SEGMENT REPORTING
(in thousands)

	For the three months ended September 30,		For the nine months ended September 30,
	2020	2021	2020	2021
Revenues:
U.S. Higher Education	$230,311	$191,893	$733,174	$630,647
Australia/New Zealand	—	65,224	—	190,549
Alternative Learning	8,715	12,961	26,985	38,391
Consolidated revenues	$239,026	$270,078	$760,159	$859,587
Income from operations:
U.S. Higher Education	$33,672	$5,168	$149,180	$84,981
Australia/New Zealand	—	10,364	—	23,016
Alternative Learning	4,111	5,181	14,729	16,242
Amortization of intangible assets	(15,417)	(8,932)	(46,251)	(47,731)
Merger and integration costs	(2,920)	(1,111)	(7,858)	(4,060)
Restructuring costs	(4,024)	(3,322)	(4,024)	(26,400)
Consolidated income from operations	$15,422	$7,348	$105,776	$46,048

Non-GAAP Financial Measures

In our press release and schedules, we report certain financial measures that are not required by, or presented in accordance with, accounting principles generally accepted in the United States of America ("GAAP"). We discuss management's reasons for reporting these non-GAAP measures below, and the press release schedules that follow reconcile the most directly comparable GAAP measure to each non-GAAP measure that we reference. Although management evaluates and presents these non-GAAP measures for the reasons described below, please be aware that these non-GAAP measures have limitations and should not be considered in isolation or as a substitute for revenue, total costs and expenses, income from operations, operating margin, income before income taxes, net income, earnings per share or any other comparable financial measure prescribed by GAAP. In addition, we may calculate and/or present these non-GAAP financial measures differently than measures with the same or similar names that other companies report, and as a result, the non-GAAP measures we report may not be comparable to those reported by others.

Management uses certain non-GAAP measures to evaluate financial performance because those non-GAAP measures allow for period-over-period comparisons of the Company’s ongoing operations before the impact of certain items described below. Management believes this information is useful to investors to compare the Company’s results of operations period-over-period. These measures are Adjusted Revenue, Adjusted Total Costs and Expenses, Adjusted Income from Operations, Adjusted Operating Margin, Adjusted Income Before Income Taxes, Adjusted Net Income, Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), Adjusted EBITDA and Adjusted Diluted Earnings Per Share (EPS). We define Adjusted Revenue, Adjusted Total Costs and Expenses, Adjusted Income from Operations, Adjusted Operating Margin, Adjusted Income Before Income Taxes, Adjusted Net Income, and Adjusted Diluted EPS to exclude (1) a purchase accounting adjustment to record acquired contract liabilities at fair value as a result of the Company’s acquisition of Torrens University and associated assets in Australia and New Zealand, and amortization and depreciation expense related to intangible assets and software assets associated with the Company’s merger with Capella Education Company and the Company’s acquisition of Torrens University and associated assets in Australia and New Zealand, (2) transaction and integration expenses associated with the Company's merger with Capella Education Company and the Company’s acquisition of Torrens University and associated assets in Australia and New Zealand, (3) severance costs and right-of-use lease asset impairment charges associated with the Company’s restructuring, (4) income/loss recognized from the Company’s investments in partnership interests and other investments, (5) discrete tax adjustments utilizing adjusted effective income tax rates of 28.5% and 29.7% for the three months ended September 30, 2020 and 2021, respectively, and (6) foreign currency exchange impact related to translating foreign currency results at a constant exchange rate of 0.743 Australian Dollars to U.S. Dollars, which is the 2021 budget rate. We define EBITDA as net income before other income, the provision for income taxes, gain on sale of property and equipment, depreciation and amortization, and from this amount in arriving at Adjusted EBITDA we also exclude stock-based compensation expense, amortization expense associated with deferred implementation costs incurred in cloud computing arrangements, and the amounts in (2), (3) and (6) above. These non-GAAP measures are reconciled to the most directly comparable GAAP measures in the sections that follow. Non-GAAP measures should not be viewed as substitutes for GAAP measures.

STRATEGIC EDUCATION, INC.
UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
ADJUSTED REVENUE, ADJUSTED TOTAL COSTS AND EXPENSES, ADJUSTED INCOME FROM OPERATIONS, ADJUSTED INCOME BEFORE INCOME TAXES, ADJUSTED NET INCOME, AND ADJUSTED EPS
(in thousands, except per share data)

		For the three months ended September 30, 2020
		Non-GAAP Adjustments
	As Reported (GAAP)	Purchase accounting adjustments(1)	Merger and integration costs(2)	Restructuring costs(3)	Income from other investments(4)	Tax adjustments(5)	Foreign exchange adjustments(6)	As Adjusted (Non- GAAP)
Revenues	$239,026	$—	$—	$—	$—	$—	$—	$239,026
Total costs and expenses	$223,604	$(15,417)	$(2,920)	$(4,024)	$—	$—	$—	$201,243
Income from operations	$15,422	$15,417	$2,920	$4,024	$—	$—	$—	$37,783
Operating margin	6.5%							15.8%
Income before income taxes	$16,334	$15,417	$2,920	$4,024	$(391)	$—	$—	$38,304
Net income	$10,960	$15,417	$2,920	$4,024	$(391)	$(5,543)	$—	$27,387

Earnings per share:
Diluted	$0.47							$1.18

Weighted average shares outstanding:
Diluted	23,214							23,214
		For the three months ended September 30, 2021
		Non-GAAP Adjustments
	As Reported (GAAP)	Purchase accounting adjustments(1)	Merger and integration costs(2)	Restructuring costs(3)	Loss from other investments(4)	Tax adjustments(5)	Foreign exchange adjustments(6)	As Adjusted (Non- GAAP)
Revenues	$270,078	$—	$—	$—	$—	$—	$646	$270,724
Total costs and expenses	$262,730	$(8,932)	$(1,111)	$(3,322)	$—	$—	$580	$249,945
Income from operations	$7,348	$8,932	$1,111	$3,322	$—	$—	$66	$20,779
Operating margin	2.7%							7.7%
Income before income taxes	$5,500	$8,932	$1,111	$3,322	$1,211	$—	$66	$20,142
Net income	$3,854	$8,932	$1,111	$3,322	$1,211	$(4,331)	$66	$14,165

Earnings per share:
Diluted	$0.16							$0.59

Weighted average shares outstanding:
Diluted	24,113							24,113

(1)

Reflects amortization and depreciation expense of intangible assets and software assets acquired through the Company’s merger with Capella Education Company and the Company’s acquisition of Torrens University and associated assets in Australia and New Zealand.

(2)

Reflects transaction and integration expenses associated with the Company's merger with Capella Education Company and the Company's acquisition of Torrens University and associated assets in Australia and New Zealand.

(3)	Reflects severance costs and right-of-use lease asset impairment charges associated with the Company’s restructuring.
(4)	Reflects income/loss recognized from the Company's investments in partnership interests and other investments.
(5)

Reflects tax impacts of the adjustments described above and discrete tax adjustments related to stock-based compensation and other adjustments, utilizing adjusted effective income tax rates of 28.5% and 29.7% for the three months ended September 30, 2020 and 2021, respectively.

(6)	Reflects foreign currency exchange impact related to translating foreign currency results at a constant exchange rate of 0.743 Australian Dollars to U.S. Dollars, which is the 2021 budget rate.
STRATEGIC EDUCATION, INC.
UNAUDITED NON-GAAP SEGMENT REPORTING
(in thousands)

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2020	2021	2020	2021
Revenues:
U.S. Higher Education	$230,311	$191,893	$733,174	$630,647
Australia/New Zealand	—	65,224	—	190,549
Alternative Learning	8,715	12,961	26,985	38,391
Consolidated revenues	239,026	270,078	760,159	859,587

Adjustments to consolidated revenues:
U.S. Higher Education	—	—	—	—
Australia/New Zealand[1]	—	646	—	(261)
Alternative Learning	—	—	—	—
Total adjustments to consolidated revenues	—	646	—	(261)

Adjusted revenues by segment:
U.S. Higher Education	230,311	191,893	733,174	630,647
Australia/New Zealand	—	65,870	—	190,288
Alternative Learning	8,715	12,961	26,985	38,391
Adjusted consolidated revenues	$239,026	$270,724	$760,159	$859,326

Income from operations:
U.S. Higher Education	$33,672	$5,168	$149,180	$84,981
Australia/New Zealand	—	10,364	—	23,016
Alternative Learning	4,111	5,181	14,729	16,242
Amortization of intangible assets	(15,417)	(8,932)	(46,251)	(47,731)
Merger and integration costs	(2,920)	(1,111)	(7,858)	(4,060)
Restructuring costs	(4,024)	(3,322)	(4,024)	(26,400)
Consolidated income from operations	15,422	7,348	105,776	46,048

Adjustments to consolidated income from operations:
Australia/New Zealand[2]	—	66	—	3,208
Amortization of intangible assets	15,417	8,932	46,251	47,731
Merger and integration costs	2,920	1,111	7,858	4,060
Restructuring costs	4,024	3,322	4,024	26,400
Total adjustments to consolidated income from operations	22,361	13,431	58,133	81,399

Adjusted income from operations by segment:
U.S. Higher Education	33,672	5,168	149,180	84,981
Australia/New Zealand	—	10,430	—	26,224
Alternative Learning	4,111	5,181	14,729	16,242
Total adjusted income from operations	$37,783	$20,779	$163,909	$127,447

(1)

Adjustments to the Australia/New Zealand segment revenue include a purchase accounting adjustment of $3.6 million for the nine months ended September 30, 2021, to record acquired contract liabilities at fair value as a result of the Company's acquisition of Torrens University and associated assets in Australia and New Zealand, and foreign currency exchange impact of $0.6 million and ($3.9) million for the three and nine months ended September 30, 2021, respectively, related to translating foreign currency results at a constant exchange rate of 0.743 Australian Dollars to U.S. Dollars, which is the 2021 budget rate.

(2)

Adjustments to the Australia/New Zealand segment income from operations include the aforementioned purchase accounting revenue adjustment of $3.6 million for the nine months ended September 30, 2021, to record acquired contract liabilities at fair value as a result of the Company's acquisition of Torrens University and associated assets in Australia and New Zealand, and foreign currency exchange impact of $0.1 million and ($0.4) million for the three and nine months ended September 30, 2021, respectively, related to translating foreign currency results at a constant exchange rate of 0.743 Australian Dollars to U.S. Dollars, which is the 2021 budget rate.

STRATEGIC EDUCATION, INC.
UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
ADJUSTED EBITDA
(in thousands)

	For the three months ended
	September 30,
	2020	2021

Net income	$10,960	$3,854
Provision for income taxes	5,374	1,646
Other (income) expense	(912)	1,848
Gain on sale of property and equipment	—	(681)
Depreciation and amortization	26,208	21,564
EBITDA (1)	41,630	28,231
Stock-based compensation	3,875	4,868
Merger and integration costs (2)	2,920	1,111
Restructuring costs (3)	4,024	3,404
Cloud computing amortization (4)	—	1,019
Foreign currency exchange impact (5)	—	66
Adjusted EBITDA (1)	$52,449	$38,699
(1)

Denotes non-GAAP financial measures. Please see the information in the Non-GAAP Financial Measures section of this press release for more detail regarding these adjustments and management’s reasons for providing this information.

(2)

Reflects transaction and integration charges associated with the Company's merger with Capella Education Company and the Company’s acquisition of Torrens University and associated assets in Australia and New Zealand.

(3)

Reflects severance costs and right-of-use lease asset impairment charges associated with the Company’s restructuring. Includes $0.2 million of stock-based compensation benefit related to forfeitures of stock-based awards for the three months ended September 30, 2021. Excludes $0.7 million of gain on sale of property and equipment and $0.6 million of depreciation and amortization expense for the three months ended September 30, 2021.

(4)	Reflects amortization expense associated with deferred implementation costs incurred in cloud computing arrangements.
(5)	Reflects foreign currency exchange impact related to translating foreign currency results at a constant exchange rate of 0.743 Australian Dollars to U.S. Dollars, which is the 2021 budget rate.

Contacts

Terese Wilke
Director of Investor Relations
Strategic Education, Inc.
(612) 977-6331
terese.wilke@strategiced.com